EXHIBIT 99.1


CONTACTS
Mintie Das
iNTELEFILM(sm) Corporation
612.925.8895
mdas@intelefilm.com

FOR IMMEDIATE RELEASE

     webADTV.com ENGAGES VIDEO DELIVERY SPECIALISTS, SPOT ROCKET TO PROVIDE
        DIGITAL ENCODING FOR ITS VIDEO ARCHIVING AND RETRIEVAL SOLUTION,
                               "inteleSource.org"

                  MPEG 1 AND MPEG 4 VIDEO FILES TAGGED WITH 22
                   FIELDS OF METADATA AND UPLINKED TO INTERNET
                   HOST FOR ON-DEMAND SEARCHING AND STREAMING


         MINNEAPOLIS, MARCH 2, 2000- iNTELEFILM(sm) (Nasdaq: FILM) announced today that the globally recognized video compression and delivery system provider, Spot Rocket, agreed to provide digital encoding services and related video delivery expertise to inteleSource.org, the only digital video archiving and retrieval service designed specifically for global advertising agencies and their clients. inteleSource.org is the first subscription based service planned to be housed within the webADTV.com, Inc. ("webADTV") portal,a wholly owned subsidiary of iNTELEFILM. "Building on the partnership forged with AT&T and Excalibur Technologies to create the inteleSource service, we are pleased to add the solid base of technology, expertise and support Spot Rocket provides in the fast emerging area of hosted streaming media solutions." stated webADTV, President and CEO, James Gilbertson. Spot Rocket, a division of Cincinnati based PPS, Inc. has been manufacturing, installing and servicing peer to peer systems for the delivery of large broadcast quality video files for over 5 years. Spot Rocket maintains a worldwide client base that includes major advertising agencies such as Grey Advertising, Saatchi & Saatchi, D'Arcy, Ogilvy & Mather as well as Fortune 500 clients including Procter and Gamble, Hasbro, General Mills, Anheuser Busch and other major television advertisers. "Our familiarity and experience with the variety of encoding requirements involved in on-line video delivery as well as our reputation as a leader in streaming media will assist webADTV in the implementation of the inteleSource service into the martketplace." stated Spot Rocket president, James Bird.


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ABOUT inteleSource.org
         inteleSource.org is a web-based digitized video storage and retrieval service designed exclusively for use by global advertising agencies and their clients. Utilizing Excalibur Screening Room architectures powered by AT&T Labs technology, inteleSource encodes television commercials with specific searchable criteria such as ISCI codes, clients, products, directors, producers and creatives, empowering agencies and their clients to more efficiently manage and retrieve assets form their extensive video libraries. inteleSource.org was developed and is being marketed in partnership with The Source Maythenyi (The Source), which has provided both text- base and video information services to major advertising agencies for more than 10 years.

ABOUT webADTV.com
         webADTV.com, Inc ("webADTV") is iNTELEFILM's wholly-owned subsidiary. webADTV is being developed as a unique business to business portal servicing global advertising agencies and their clients. webADTV is based upon the web enabled video archiving and retrieval service, inteleSource.org recently created in partnership with AT&T and Excalibur Technologies (Nasdaq: EXCA).

ABOUT iNTELEFILM
         iNTELEFILM(sm) Corporation, based in Minneapolis, is the leading source of services for the television commercial production industry, offering the most extensive production capability available in the United States and the exclusive services of established industry talent. iNTELEFILM intends to seek additional acquisitions to further broaden its offering of services with the objective of enhancing overall profit margins and leveraging its pool of talent and technical expertise to capitalize on the convergence of short-form video content and technologies of broadband Internet delivery systems. Individual companies managed under the iNTELEFILM umbrella include Chelsea Pictures, New York, Los Angeles and Sydney, Australia; Curious Pictures, New York and San Francisco; The End, Los Angeles, New York, and London, and Populuxe Pictures, New York. iNTELEFILM trades on the Nasdaq National Market under the symbol "FILM." Additional information on the company can be found in the company's filings with the Securities and Exchange Commission and on the company's Web site at http://www.intelefilm.com.


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ABOUT SPOT ROCKET
         Spot Rocket is a wholly owned subsidiary of PPS, Inc., a Cincinnati, OH based editorial and post production facility. Spot Rocket has been servicing the video content and distribution needs of many of the world's largest television advertisers, agencies and post-production facilities for the last 5 years. Their clients include Fortune 500 companies, advertising agencies and others involved in television advertising and content distribution over digital networks. They provide turnkey video compression and distribution systems and services worldwide through their corporate headquarters in Cincinnati and through strategic partnerships with companies in Europe and Australia.

ABOUT AT&T
         AT&T Corp. is the world's premier communications and information services company, serving more than 90 million customers, including consumers, businesses and government. The company has annual revenues of more than $52 billion and 130,000 employees. It runs the world's largest, most sophisticated communications network and is the leading provider of long-distance, wireless services and direct Internet access. AT&T operates in more than 200 countries around the world.

ABOUT EXCALIBUR
         Founded in 1980, Excalibur Technologies Corporation (Nasdaq:EXCA) is the pioneer of innovative Knowledge Retrieval Software solutions that transform information into knowledge. Excalibur empowers people and enables organizations to quickly analyze, index, catalog, browse, access, search, retrieve and more easily share all enterprise knowledge assets, be they paper, text, images or video. The company is based in Vienna, VA. Contact Excalibur in North America at 800.788.7758.











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Forward looking statements

Certain statements made in this press release of a non-historical nature constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1985. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors include, but are not limited to, changes in economic conditions and the risks and uncertainties described in the Company's Form 10KSB Report as filed for year ended December 31, 1998 with the Securities and Exchange Commission.





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